UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2008

AMERICAN ECOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	0-11688	95-3889638
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Lakepointe Centre I, 300 E. Mallard Drive, Suite 300 Boise, Idaho	83706
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (208) 331-8400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 22, 2008, the stockholders of American Ecology Corporation (the “Company”) approved the Company’s 2008 Stock Option Incentive Plan (the “2008 Plan”). The purpose of the 2008 Plan is to provide for long-term incentive compensation in the form of options to purchase shares of Company’s common stock to qualified employees and directors and potentially other parties to further align these individuals’ interests with the interests of the Company’s stockholders.

Item 7.01. Regulation FD Disclosure

On May 22, 2008, following the Company’s Annual Meeting of Stockholders the newly elected Board of Directors (“Board”) comprised of Victor J. Barnhart, Joe F. Colvin, Roy C. Eliff, Edward F. Heil, Jeffrey S. Merrifield, John W. Poling and Stephen A. Romano met for official business.

Appointment of Chairman
The Board appointed Stephen A. Romano to continue serving as Chairman of the Board until the next Annual Meeting of Stockholders in May 2009.

Assignment of Committees
The Board appointed the following independent directors to the Company’s three standing committees as follows:

Audit:	John W. Poling (Chair)

Roy C. Eliff

Victor J. Barnhart

Compensation:	Roy C. Eliff (Chair)

John W. Poling

Victor J. Barnhart

Corporate Governance and Nominating:	Jeffrey S. Merrifield (Chair)

Edward F. Heil

Joe F. Colvin

Consistent with the Corporate Governance Committee’s Charter the Chairman of that Committee, Mr. Merrifield, will also serve as lead director.

Approval of 10b5-1 Plan
The Board approved and Stephen A. Romano, Chairman, President and Chief Executive Officer has adopted a written stock trading plan (“the Plan”) in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended and the Company’s Insider Trading Policy. Rule 10b5-1 enables officers and directors of an issuer to establish stock trading plans for the sale of predetermined amounts of securities. These plans may be established only when the officers and directors are not in possession of material non-public information about the issuer. The rule allows individuals establishing these plans to sell shares at specified amounts and prices over a specified period of time.

The Plan adopted by Mr. Romano provides for the sale of up to 80,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Plan is effective until October 31, 2008 (the “Term”) unless earlier terminated pursuant to its terms. The Plan provides for sales of specified share amounts on the open market on specified dates at prevailing market prices. Mr. Romano adopted the Plan for long term investment diversification and financial planning purposes. Assuming the sale of all of the Shares, based on his current ownership of Common Stock, Mr. Romano would remain the owner of 147,749 shares. Transactions made under the Plan will be disclosed publicly by Mr. Romano through Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the Plan or a plan of any other individual.

The information in Item 7.01 is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 8.01. Other Events

On May 22, 2008, the Company issued a press release entitled “American Ecology Announces 20% Quarterly Dividend Increase.” The press release, dated May 22, 2008, is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Exhibits

The following exhibit relating to Item 8.01 shall be deemed to be furnished, and not filed:

99.1	Press Release, dated May 22, 2008, entitled “American Ecology Announces 20% Quarterly Dividend Increase.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

American Ecology Corporation
(Registrant)
Date: May 23, 2008	/s/ Jeffrey R. Feeler

Jeffrey R. Feeler Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	American Ecology Corporation press release dated May 22, 2008.

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